                                                                   EXHIBIT 4.1




                               WARRANTS AGREEMENT


         This WARRANTS AGREEMENT (the "Agreement") is dated as of ______, 2002, between Magnum Hunter Resources, Inc., a Nevada corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as Warrants Agent (the "Warrants Agent").

                                    RECITALS


         WHEREAS, the Company proposes to issue Warrants (the "Warrants") entitling the holders thereof to purchase an aggregate of up to 7,228,457 shares of the Company's Common Stock, $.002 par value per share (the "Common Stock"); and

         WHEREAS, the Warrants Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

                                    AGREEMENT


         1. APPOINTMENT OF WARRANTS AGENT. The Company hereby appoints the Warrants Agent to act as agent for the Company in accordance with the instructions hereinafter set forth; and the Warrants Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

         2. AMOUNT ISSUED. Subject to the provisions of this Agreement, the Company shall issue and distribute to holders of its Common Stock ("Record Holders") transferable Warrants to purchase an aggregate of 7,228,457 shares of Common Stock. The Company shall distribute to the Record Holders as of January 10, 2002 (the "Record Date") one (1) Warrant for every five (5) shares of Common Stock held of record on the Record Date. No fractional warrants or cash in lieu thereof will be issued or paid. The number of Warrants distributed to each Record Holder will be rounded down to the nearest whole number. Each Warrant shall entitle the holder thereof to purchase one share of Common Stock at a price of $15.00 per share upon exercise of the Warrant as herein provided.

         3. FORM OF WARRANT CERTIFICATES. The Warrants shall be evidenced by certificates (the "Warrant Certificates") to be delivered pursuant to this Agreement in registered form only. The Warrant Certificates and the forms of election to purchase shares of Common Stock and of assignment to be printed on the reverse thereof shall be in substantially the form set forth in Exhibit A hereto, together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange, any agreement between the Company and any holder of a Warrant (a

"Warrantholder"), or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, as evidenced by their execution of such Warrant Certificates.

         4. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of the Company by its President or any Vice President, and by its Treasurer, Secretary or Assistant Secretary by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrants Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrants Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrants Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

         5. REGISTRATION. The Warrant Certificates shall be numbered and shall be registered in a register (the "Warrants Register") to be maintained by the Warrants Agent. The Company and the Warrants Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrants Agent shall be affected by any notice to the contrary.

         6. REGISTRATION OF TRANSFERS AND EXCHANGES. Until the Close of Business on the Expiration Date (as hereinafter defined), the Warrants Agent shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrants Register, upon surrender of such Warrant Certificates, duly endorsed, and, if not surrendered by or on behalf of an original holder of Warrant Certificates or a transferee thereof, accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrants Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be "medallion" guaranteed by an "eligible guarantor institution" as defined under Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee.

         Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrants Agent at its offices or agency maintained in New York, New York (or at such other offices or agencies as may be designated by the Warrants Agent) for the purpose of exchanging, transferring and exercising the Warrants (a "Warrants Agent's Office") or at the offices of any successor Warrants Agent as provided in Section 18 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

         The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants, and any fractional interest in a Warrant alone shall be of no value whatsoever. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant, to receive any fractional share of securities upon exercise of a Warrant, or to receive any value whatsoever upon exercise of a fractional interest in a Warrant.

         7. DURATION AND EXERCISE OF WARRANTS; EXERCISE PRICE.

                  (a) Unless the Warrants are redeemed in accordance with
         Section 14, the Warrants shall expire at (i) 5:00 p.m. New York City time (the "Close of Business") on ___________ ___, 2005, subject to extension, in the sole discretion of the Company, in a written statement to the Warrants Agent and with at least thirty (30) days' prior notice to registered Warrantholders in the manner provided for in
         Section 15 (such date of expiration being hereinafter referred to as the "Expiration Date"). At such time as the Warrants become exercisable, and thereafter until the Close of Business on the Expiration Date, the Warrants may be exercised on any business day. After the Close of Business on the Expiration Date, the Warrants will become void and of no value.

                  (b) Subject to the provisions of this Agreement, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable share of Common Stock at the price of $15.00 per share (the "Exercise Price").

                  (c) A Warrantholder shall exercise such Warrantholder's right to purchase shares of Common Stock by depositing with the Warrants Agent at a Warrants Agent's Office, the Warrant Certificate evidencing such Warrant with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature (if not signed by or on behalf of an original holder of Warrants) to be guaranteed in the manner described in Section 6 hereof, and paying to the Warrants Agent an amount equal to the Exercise Price multiplied by the number of shares of Common Stock in respect of which the Warrants are being exercised. Payment shall be in lawful money of the United States of America by wire transfer, by official bank, certified check or personal check or by a postal, telegraphic or express money order made payable to the Warrants Agent for the account of the Company; provided, however, if payment is made by personal check, sufficient time must be allowed for the check to clear prior to the Expiration Date. If payment shall be made by wire transfer, such payment shall be transferred to Chase Manhattan Bank (ABA Number: 021 000 021 and Account Number: 610-093045) for the account of the Company, or such other account on behalf of the Company as the Warrants Agent shall hereafter direct. Once a Warrantholder exercises a Warrant, that exercise may not be revoked.

                  (d) Unless a Warrant Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Warrants represented thereby are to be delivered directly to the holder of such Warrants or (ii) is submitted for the account of an "eligible guarantor institution," signatures on such Warrant Certificate must be guaranteed by an "eligible guarantor institution."

                  (e) Subject to Section 8, upon such surrender of a Warrant Certificate and payment of the Exercise Price, and as soon as practicable thereafter, the Warrants Agent, in its capacity as the Company's transfer agent (the "Transfer Agent"), shall requisition for issuance and delivery to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the share or shares of Common Stock issuable upon the exercise of the Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such share or shares of Common Stock upon the date of issuance thereof.

                  The Exercise Price will be deemed to have been received by the Warrants Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Warrants Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order, or (iii) receipt by the Warrants Agent of any wire transfer to the account set forth above.

                  (f) The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for a portion of the number of Warrants specified in the Warrant Certificate. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued for the number of Warrants evidenced by the Warrant Certificate so surrendered that have not been exercised.

                  (g) The Warrants Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay or deliver to the Company all moneys and other consideration received by it upon the purchase of shares of Common Stock through the exercise of Warrants.

                  (h) If either the number of Warrants being exercised is not specified on a Warrant Certificate, or the payment delivered is not sufficient to pay the full aggregate Exercise Price for all shares of Common Stock stated to be subscribed for, the Warrantholder will be deemed to have exercised the maximum number of Warrants that could be exercised for the amount of the payment delivered by such Warrantholder. If the payment delivered by the Warrantholder exceeds the aggregate Exercise Price for the number of Warrants evidenced by the Warrant Certificate(s) delivered by such Warrantholder, the payment will be applied, until the Warrant is depleted, to subscribe for shares of Common Stock. Any excess payment remaining after the foregoing allocation will be returned to such Warrantholder as soon as practicable by mail, without interest or deduction for expenses.

                  (i) No issuance of shares of Common Stock upon exercise of Warrants shall be made unless there is a current prospectus covering such shares of Common Stock under an effective registration statement under the Securities Act of 1933, as amended (or an exemption therefrom), and registration or qualification of such shares of Common Stock (or an exemption therefrom) has been obtained from the state or other regulatory authorities in the jurisdiction in which such shares of Common Stock are sold. The Company will provide to the Warrants Agent written confirmation of such registration or qualification, or an exemption therefrom, when requested by the Warrants Agent, and the determination of the Company shall be final and binding on the Warrants Agent and each Warrantholder.

                  (j) Notwithstanding any other provision of this Agreement to the contrary, no issuance of shares of Common Stock shall be made, and the Company is authorized to refuse to honor the exercise of any Warrant, if the exercise of any Warrant would result, in the opinion of the Company's Board of Directors upon advice of counsel, in the violation of law.

                  (k) All questions concerning the timeliness, validity, form and eligibility of any exercise of Warrants will be determined by the Company and such determinations will be final and binding. The Company may waive any defect or irregularity, or permit a defect or irregularity to be corrected within an amount of time as the Company may determine, or reject the purported exercise of any Warrant by reason of any defect or irregularity in the exercise. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within an amount of time determined in the Company's sole discretion. The Company and the Warrants Agent are not under any duty to notify any Warrantholder of any defect or irregularity in connection with the submission of Warrant Certificates and will not incur any liability for failure to provide this notification.

         8. CANCELLATION OF WARRANTS. If the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates representing such Warrants shall thereupon be delivered to the Warrants Agent and be canceled by it and retired. The Warrants Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part.

         9. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of shares of Common Stock upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for shares of Common Stock in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or adequate provision has been made for the payment thereof.

         10. MUTILATED OR MISSING WARRANT CERTIFICATES. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrants Agent shall deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrants Agent of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrants Agent may prescribe.

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         11. RESERVATION OF SHARES OF COMMON STOCK. For the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Warrants, the Company will at all times through the Close of Business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of all outstanding Warrants and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Warrants Agent, in its capacity as Transfer Agent, is hereby irrevocably authorized to requisition from time to time stock certificates issuable upon exercise of outstanding Warrants.

         Before taking any action that would cause an adjustment pursuant to
Section 13(b) reducing the Exercise Price below the then par value (if any) of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

         The Company covenants that all shares of Common Stock issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof.

         12. REGISTRATION OF WARRANTS AND SHARES OF COMMON STOCK. The Company has filed with the SEC a registration statement on Form S-3 (the "Registration Statement") which has been or will be declared effective. Except as set forth in the last sentence of this Section 12, the Company will use its best efforts to keep the Registration Statement continuously effective from the date hereof through the Expiration Date and to keep such Registration Statement and prospectus included therein current while any of the Warrants are outstanding. So long as any unexpired Warrants remain outstanding, the Company will in good faith and as expeditiously as possible endeavor to obtain and keep effective any and all permits, consents and approvals of government agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become necessary in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the shares of Common Stock issued upon exercise of Warrants. However, Warrants may not be exercised or sold by, nor may shares of Common Stock or other securities be issued to, any registered Warrantholder in any state or jurisdiction in which such exercise or sale would be unlawful. Notwithstanding anything to the contrary in this Section 12, the Company shall not be required to keep the Registration Statement, or any other registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, or any related prospectus current if in the reasonable judgment of the Company the discrepancy between the market price of the Common Stock and the Exercise Price makes it extremely unlikely that the Warrants will be exercised.

         13. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK PURCHASABLE OR NUMBER OF WARRANTS.

                  (a) Except as provided in subsection (b) or (d) below, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant




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         shall not be adjusted prior to the Expiration Date or upon exercise of any Warrant or Warrants.

                  (b) If the Company shall (i) pay a dividend on its shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) reclassify the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior thereto and the Exercise Price payable therefor shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive, for the same aggregate consideration, the kind and number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subparagraph
         (b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In addition, in the event of any reclassification of the Common Stock, references in this Agreement to Common Stock shall thereafter be deemed to refer to the securities into which the Common Stock shall have been reclassified.

                  (c) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrants Agent an agreement, in form and substance substantially equivalent to this Agreement, that each holder of a Warrant Certificate shall have the right thereafter, subject to terms and conditions substantially equivalent to those contained in this Agreement, upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first-class mail, postage prepaid, to each registered holder of a Warrant, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. The provisions of this subparagraph (c) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrants Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.




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

                  (d) The Company shall have the right, at any time, voluntarily to reduce the then current Exercise Price to such amount (the "Reduced Exercise Price") and for such period or periods of time which may be through the Close of Business on the Expiration Date (the "Reduced Exercise Price Period") as may be deemed appropriate by the Board of Directors of the Company. Notice of any such Reduced Exercise Price and Reduced Exercise Price Period shall be given to the registered Warrantholders in the manner provided in Section 15 and to the Warrants Agent in the manner provided in Section 21. After the termination of the Reduced Exercise Price Period, the Exercise Price shall be such Exercise Price which would have been in effect, as adjusted pursuant to subsection (b) above, had there been no reduction in the Exercise Price pursuant to the provisions of this subsection (d). Any adjustment in the Exercise Price pursuant to subsection (b) above during the Reduced Exercise Price Period shall also be made in the Reduced Exercise Price in the manner specified in subsection (b) above.

         14. REDEMPTION.

                  (a) At any time the Company may, at its option, redeem the Warrants in whole or in part, for a redemption price of $0.001 per Warrant (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), on at least thirty (30) days' prior written notice to the registered Warrantholders. If we elect to redeem only a portion of the Warrants, we will make any such partial redemption on a pro-rata basis to all Warrantholders based on the number of Warrants they respectively own. In the event the Company exercises its right to redeem the Warrants, the Expiration Date shall be deemed to be, and the Warrants will be exercisable until the close of business on, the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the registered holder thereof will be entitled only to the redemption price of $0.001 per Warrant.

                  (b) In case the Company shall exercise its right to redeem all of the Warrants, it shall give or cause to be given notice to the registered Warrantholders, by mailing to such registered Warrantholders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Warrants Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given, whether or not the registered Warrantholder receives such notice.

                  (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, which shall in no event be less than thirty (30) days after the date of mailing of such notice,
         (iii) the place where the Warrant Certificates shall be delivered and the redemption price shall be paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. New York City time on the business day fixed for redemption. The date fixed for the redemption of the Warrants shall be the "Redemption Date" for purposes of this Agreement. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Warrants Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.




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

                  (d) Any right to exercise a Warrant shall terminate at 5:00 p.m. New York City time on the Redemption Date. The redemption price payable to the registered Warrantholders shall be mailed to such persons at their addresses of record.

         15. NOTICES TO WARRANTHOLDERS. If:

                  (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend declared in the ordinary course) to the holders of its shares of Common Stock, or

                  (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible or exchangeable into shares of Common Stock or any right to subscribe for or purchase Common Stock, or

                  (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), or

                  (d) the Company fixes a Reduced Exercise Price and Reduced Exercise Price Period,

then the Company shall cause written notice of such event to be filed with the Warrants Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrants Register, by first-class mail, postage prepaid, such giving of notice to be completed (i) except in the case of clause (d) above, at least ten (10) calendar days (or twenty (20) calendar days in any case specified in clause (c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up and (2) in the case of clause (d) above, as soon as practicable after such event. Such notice shall, as and if applicable, specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any dividend, distribution, right, option, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

         16. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANTS AGENT. Any corporation into which the Warrants Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrants Agent shall be a party, or any corporation succeeding to the shareholder services business of the Warrants Agent, shall be the successor to the Warrants Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrants Agent under the provisions of Section 18.

         17. WARRANTS AGENT. The Warrants Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

                  (a) The Warrants Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of shares of Common Stock issuable upon exercise of any Warrants (except as instructed by the Company);

                  (b) The Company agrees to indemnify the Warrants Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrants Agent arising out of or in connection with this Agreement except as a result of its gross negligence or bad faith;

                  (c) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrants Agent for the carrying out or performing of the provisions of this Agreement; and

                  (d) The Warrants Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, any Vice President, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

         18. CHANGE OF WARRANTS AGENT. If the Warrants Agent shall resign (such resignation to become effective not earlier than sixty (60) days after the giving of written notice thereof to the Company and the registered holders of Warrant Certificates) or shall become incapable of acting as Warrants Agent or if the Board of Directors of the Company shall by resolution remove the Warrants Agent (such removal to become effective not earlier than thirty (30) days after the filing of a certified copy of such resolution with the Warrants Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the Warrants Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrants Agent or by the registered holder of a Warrant Certificate (in the case of incapacity), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrants Agent. Pending appointment of a successor to the Warrants Agent, either by the Company or by such a court, the duties of the Warrants Agent shall be carried out by the Company. Any successor Warrants Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrants Agent, the Company shall cause written notice of the change in the Warrants Agent to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrants Register. After appointment, the successor Warrants Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrants Agent without further act or deed. The former Warrants Agent shall deliver and transfer to the successor Warrants Agent, the Warrants Register and any other property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for that purpose. Failure to give any notice provided for in this Section 18 or any defect therein, shall not affect the legality or validity of the removal of the Warrants Agent or the appointment of a successor Warrants Agent, as the case may be.

         19. WARRANTHOLDER NOT DEEMED A STOCKHOLDER. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         20. DELIVERY OF PROSPECTUS. Subject to Section 12, if the Company is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Warrants, the Company will furnish to the Warrants Agent sufficient copies of a prospectus, and the Warrants Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrants Agent or, if requested by the Warrants Agent, the Company will deliver to such holder, prior to or concurrently with the delivery of the certificate or certificates for the shares of Common Stock issued upon such exercise, a copy of the prospectus.

         21. NOTICES TO COMPANY AND WARRANTS AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrants Agent or by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrants Agent), as follows:

         Magnum Hunter Resources, Inc.
         600 East Las Colinas Blvd., Suite 1100
         Irving, Texas 75039
         Attention:  Mr. Morgan F. Johnston,
                     Vice President, General Counsel and Secretary

         If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrants Agent.

         Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrants Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrants Agent with the Company), as follows:

         American Stock Transfer & Trust Company
         59 Maiden Lane, Plaza Level
         New York, New York 10038
         Attention: Corporate Trust Department

         22. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrants Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrants Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Warrants in any material respect.

         Any supplement or amendment of this Agreement which may not be made by the Company and the Warrants Agent without the approval of holders of Warrant Certificates pursuant to the preceding paragraph shall require the approval of the Company, the Warrants Agent and the holders of Warrant Certificates entitled to purchase upon exercise thereof a majority of the shares of Common Stock which may be purchased upon the exercise of all outstanding Warrant Certificates at the time that such amendment or supplement is to be made. Notwithstanding the foregoing, any amendment or supplement to this Agreement which would provide for an adjustment to either (i) the number of shares of Common Stock purchasable upon exercise of a Warrant or (ii) the exercise price for which shares of Common Stock are purchasable upon exercise of a Warrant, in either case, in a manner not provided for in this Agreement and in a manner that would have a substantial negative impact on the holders of Warrant Certificates, shall require the consent of the holders of Warrant Certificates entitled to purchase upon exercise thereof seventy-five percent (75%) of the shares of Common Stock which may be purchased upon the exercise of all outstanding Warrant Certificates at the time such amendment or supplement is to be made.

         23. SUCCESSORS. Each of the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrants Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         24. TERMINATION. This Agreement shall terminate at the Close of Business on the Expiration Date or such earlier date upon which all Warrants have been exercised, except that the Warrants Agent shall account to the Company for cash held by it and the provisions of Section 17 shall survive such termination. Upon termination of the Agreement, the Warrants Agent shall retain all canceled Warrant Certificates and related documentation as required by applicable law.

         25. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the internal laws of the State of Texas without regard to principles of conflict of law or choice of laws of the State of Texas or any other jurisdiction which would cause the application of any laws other than of the State of Texas.

         26. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrants Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrants Agent and the registered holders of the Warrant Certificates.

         27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         28. HEADINGS. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF the parties hereto have caused this Warrants Agreement to be executed and delivered as of the day and year first above written.


                                       MAGNUM HUNTER RESOURCES, INC.


                                       By:
                                          -------------------------------------
                                          Gary C. Evans, Chairman of the Board,
                                          President and Chief Executive Officer

Attest:

By:
   ------------------------------------
    Morgan F. Johnston, Vice President,
    General Counsel and Secretary

                                       AMERICAN STOCK TRANSFER & TRUST COMPANY


                                       By:
                                          -------------------------------------
                                      Name:
                                            -----------------------------------
                                     Title:
                                             ----------------------------------

Attest:

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                                    EXHIBIT A


                                 NO. ___________
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE
                          MAGNUM HUNTER RESOURCES, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
           VOID (UNLESS EXTENDED) AFTER 5:00 P.M., NEW YORK CITY TIME,
                         ON _________________ ___, 2005


         THIS CERTIFIES THAT, ___________________ is the owner and registered holder (the "Registered Holder") of _______ Common Stock Purchase Warrants (the "Warrants"). Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrants Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.002 per share (the "Common Stock"), of Magnum Hunter Resources, Inc., a Nevada corporation (the "Company"), at any time prior to 5:00 p.m., New York City time, on ____________ ___, 2005 (the "Expiration Date"), upon the presentation and surrender of this Warrant Certificate with the Election to Purchase Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrants Agent, or its successor (the "Warrants Agent"), accompanied by payment of $15.00 per Warrant, subject to adjustment (the "Warrant Price"), and any and all applicable taxes due in connection with the exercise of the Warrant, in lawful money of the United States of America by wire transfer or official bank, certified check or personal check made payable to the Warrants Agent for the account of the Company; provided, however, if payment is made by personal check, sufficient time must be allowed for the check to clear prior to the Expiration Date.

         THIS WARRANT CERTIFICATE AND EACH WARRANT REPRESENTED HEREBY ARE ISSUED PURSUANT TO AND ARE SUBJECT IN ALL RESPECTS TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANTS AGREEMENT (THE "WARRANTS AGREEMENT"), DATED AS OF ________________ __, 2002, BY AND BETWEEN THE COMPANY AND THE WARRANTS AGENT. REFERENCE IS HEREBY MADE TO THE WARRANTS AGREEMENT FOR A MORE COMPLETE STATEMENT OF THE RIGHTS AND LIMITATIONS OF RIGHTS OF THE REGISTERED HOLDER HEREOF, THE RIGHTS AND DUTIES OF THE WARRANTS AGENT AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY THEREUNDER. COPIES OF THE WARRANTS AGREEMENT ARE ON FILE AT THE OFFICE OF THE WARRANTS AGENT.

         In the event of certain contingencies provided for in the Warrants Agreement, the Warrant Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. The Company also has the right voluntarily to lower the Warrant Price, as set forth in the Warrants Agreement.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrants Agent shall countersign, for the balance of such Warrants.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrants Agent in New York, New York, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrants Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant Certificate are closed for any purpose, the Warrants Agent shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of such transfer books.

         No issuance of shares of Common Stock upon exercise of Warrants shall be made unless there is a current prospectus covering such shares of Common Stock under an effective registration statement under the Securities Act of 1933, as amended (or an exemption therefrom), and registration or qualification of such shares of Common Stock (or an exemption therefrom) has been obtained from the state or other regulatory authorities in the jurisdiction in which such shares of Common Stock are sold. The Company will provide to the Warrants Agent written confirmation of such registration or qualification, or an exemption therefrom, when requested by the Warrants Agent, and the determination of the Company shall be final and binding on the Warrants Agent and each Registered Holder. No Warrant represented hereby shall be exercised or sold by a Registered Holder in any state or other jurisdiction where such exercise would be unlawful.

         Subject to the provisions of the Warrants Agreement, this Warrant may be redeemed at the option of the Company, in whole or in part, at a redemption price of $0.001 per Warrant, at any time, and notice of redemption (the "Notice of Redemption") shall be given not less than 30 days before the date fixed for redemption, all as provided in the Warrants Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $0.001 per Warrant upon surrender of this Warrant Certificate.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrants Agreement.

         Prior to due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrants Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the

Company or the Warrants Agent), for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflicts of laws principles.

         This Warrant Certificate is not valid unless countersigned by the Warrants Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized, and a facsimile of its corporate seal to be imprinted hereon.

         Dated: ______________ ___, 2002


                                      MAGNUM HUNTER RESOURCES, INC.


                                       By:
                                         --------------------------------------
                                         Gary C. Evans, Chairman of the Board,
                                         President and Chief Executive Officer

ATTEST:

By:
   ----------------------------------
     Morgan F. Johnston,
     Vice President, General Counsel
     and Secretary


COUNTERSIGNED:

AMERICAN STOCK TRANSFER
& TRUST COMPANY
as Warrants Agent

By:
   ----------------------------------
     Authorized Officer

                          MAGNUM HUNTER RESOURCES, INC.


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

UNIF GIFT MIN ACT _____________________ Custodian ___________________ (Minor)
         under Uniform Gifts to Minors Act __________________ (State)

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

         Additional abbreviations may also be used though not in the above list.

                            ELECTION TO PURCHASE FORM


         (To be Executed by the Registered Holder in Order to Exercise Warrants Represented by the Warrant Certificate on the reverse hereof)


To:      MAGNUM HUNTER RESOURCES, INC.

         The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants, represented by the Warrant Certificate on the reverse hereof, and to purchase the securities issuable upon exercise of such Warrants, and requests that certificates for such securities be issued in the name of:

         ---------------------------------------------------------------
                  (Please print or type your Name and Address)


         ---------------------------------------------------------------
                 (Please print or type your Social Security or
                       Federal Tax Identification Number)


and, if such number of Warrants shall not be all the Warrants represented by the Warrant Certificate on the reverse hereof, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to the Registered Holder at the address stated below. The Registered Holder understands and agrees that the Company may require Registered Holders to establish their exemptions from backup withholding or to arrange for payment of backup withholding.

Dated:
      ---------------------------------

Name of holder of the Warrant Certificate:
                                          -------------------------------------
                                                (Please Print or Type)

Address:
        -----------------------------------------------------------------------

Signature:
          ---------------------------------------------------------------------

         NOTICE: The above signature must correspond with the name as written upon the face of the Warrant Certificate on the reverse hereof in every particular, without alternation or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the Warrant Certificate on the reverse hereof is registered, the signature of the holder hereto must be "medallion" guaranteed.

Signature Guaranteed:
                     ----------------------------------------------------------

                                   ASSIGNMENT


              (To be Executed by the Registered Holder in Order to Assign Warrants Evidenced by the Attached Warrant Certificate)


  For value received, the undersigned hereby sells, assigns and transfers unto


      --------------------------------------------------------------------
                 (Name and Address of Assignee) (Print or Type)


      --------------------------------------------------------------------
       (Social Security or Federal Tax Identification Number of Assignee)


      --------------------------------------------------------------------
                     (Number of Warrants being transferred)


Warrants of Magnum Hunter Resources, Inc., together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________________, as attorney to transfer said Warrants on the books of Magnum Hunter Resources, Inc., with full power of substitution in the premises.

Dated:
      -------------------------------

Signature of Registered Holder:
                               ------------------------------------------------

         NOTICE: The above signature must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alternation or enlargement or any change whatsoever.

Signature Guaranteed:
                     ----------------------------------------------------------

SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO RULE 17Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934.


MAGNUM - PRIZE -- Warrants Agreement